UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2012

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.

BHFS I, LLC (Land), BHFS II, LLC, BHFS III, LLC, BHFS IV, LLC, and BHFS Theater, LLC, (collectively, the “Borrowers”) are the special purpose entity owners of a mixed use development project located in Frisco, Texas. BHFS I, LLC (Land), BHFS II, LLC, BHFS III, LLC and BHFS IV, LLC, are currently the borrowers under a loan agreement (the “BHFS loan”) dated July 28, 2008, as amended through the Fifth Loan Amendment Agreement dated August 28, 2011, with Bank of America, N.A. (“Bank of America”) as administrative agent and lender and with another lending institution that is party to the BHFS loan. In addition, BHFS Theater, LLC, is a borrower under a mortgage loan agreement (the “Theater Loan”) with Bank of America as administrative agent and lender and with another lending institution that is party to the Theater Loan. The Borrowers are all indirect subsidiaries of Behringer Harvard Opportunity REIT I, Inc. (which may be referred to herein as the “Registrant,” the “Company,” “we,” “our” or “us”). We serve as guarantors for both the BHFS Loan and Theater Loan.

The BHFS Loan matured on January 28, 2012 and the outstanding principal balance of the loan was not paid which constituted an event of default. An event of default under the BHFS Loan constitutes an event of default under the Theater Loan. On February 9, 2012, as a result of the maturity default of the BHFS Loan, the lenders accelerated the maturity of the Theater Loan. The outstanding principal balance of the Theater Loan was not paid. The outstanding principal balance of the BHFS Loan is approximately $43.6 million and the outstanding principal balance of the Theater Loan is approximately $4.6 million.

The interests of the Borrowers at the Frisco development project involve an approximate 48-acre portion divided into six tracts, that now include: 103,120 rentable square feet of office space in three buildings that was 86.9% leased as of May 31, 2012; 110,395 rentable square feet of retail space in six buildings that was 85.2% leased as of May 31, 2012, including a 12-screen, 41,464 square-foot Cinemark theater that opened in December 2010; 114 multifamily units in two buildings that were 94.7% leased as of May 31, 2012; and 37.5 acres of fully developed office, retail, multifamily, hotel and parking garage development sites.

The Borrowers have been actively working with the lenders and have made numerous proposals to the lenders to restructure and extend the BHFS Loan and the Theater Loan; however, negotiations have stalled and the Borrowers have been unsuccessful in reaching an agreement with the lenders. Thus, the Borrowers have determined that bankruptcy protection represents the best remaining option to preserve value for all stakeholders at the Frisco development. The transfer of this matter to bankruptcy court places an immediate and automatic stay on any lender enforcement actions, enabling business at the Frisco development project to continue to operate as usual until a reorganization plan has been finalized, with no interruption in services. The Borrowers anticipate submitting a plan of reorganization to the court as soon as practical after the filing.

Therefore on June 13, 2012, Behringer Harvard Frisco Square, LP, the special purpose entity that wholly owns the Borrowers, and all of the Borrowers filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code, in the United States Bankruptcy Court for the Eastern District of Texas.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Behringer Harvard OPPORTUNITY REIT I, Inc.

Dated: June 13, 2012	By:	/s/ Terri Warren Reynolds
Terri Warren Reynolds
Senior Vice President - Legal, General Counsel & Secretary

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